UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 28, 2010, Ramius Enterprise Luxembourg Holdco S.a.r.l. (the “Company”), a company incorporated in Luxembourg and ultimately wholly owned by Cowen Group Inc. (“Cowen”), entered into a Share Purchase Agreement (“Agreement”) with Eureko Re N.V. (the “Seller”), a company incorporated in the Netherlands that is unrelated to Cowen or the Company, to acquire the entire share capital of Achmea Reinsurance S.A. (the “Target”), a reinsurance company incorporated in Luxembourg that is wholly owned by the Seller and that is unrelated to Cowen and the Company. The Target’s assets consisted of cash and prepaid expenses. After all of the conditions of the Agreement were fulfilled, the purchase was completed on December 30, 2010 for a preliminary purchase price of EUR 115,271,892 in accordance with the terms of the Agreement. The Company paid the entire purchase price to the Seller in cash, which was contributed to the Company by Cowen and two of its affiliated funds in equal amounts.

By January 31, 2011, the Company and Seller will determine the final purchase based on the Target’s financial accounts as of the date of completion of the acquisition; however, Cowen management believes any price difference will be immaterial. Any such difference will be settled in cash.

While the Target is expected to reinsure certain Cowen related risks going forward, it will not be engaging in any insurance or reinsurance business for third parties and will not conduct any other business.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Date: January 5, 2011	By:	/s/ Owen S. Littman

		Name:	Owen S. Littman
		Title:	General Counsel

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